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Exhibit 24.1

POWER OF ATTORNEY

        Each person whose signature appears below appoints Mel G. Riggs and Michael L. Pollard, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or member, as the case may be, of the registrants on the following signature page, a Registration Statement on Form S-4 (the "Registration Statement") relating to the offer to exchange the 7.75% Senior Notes due 2019 of Clayton Williams Energy, Inc. and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

(Signature Page Follows)

        IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of January 24, 2014.

CLAYTON WILLIAMS ENERGY, INC.
SOUTHWEST ROYALTIES, INC.
WARRIOR GAS CO.
CWEI ACQUISITIONS, INC.
ROMERE PASS ACQUISITION L.L.C.
CWEI ROMERE PASS ACQUISITION CORP.
BLUE HEEL COMPANY
TEX-HAL PARTNERS, INC.
DESTA DRILLING GP, LLC
DESTA DRILLING, L.P.
WEST COAST ENERGY PROPERTIES GP, LLC
CLAJON INDUSTRIAL GAS, INC.
CLAYTON WILLIAMS PIPELINE CORPORATION
SWR VPP LLC
By:	/s/ CLAYTON W. WILLIAMS, JR.
Name:	Clayton W. Williams, Jr.
By:	/s/ MEL G. RIGGS
Name:	Mel G. Riggs
By:	/s/ MICHAEL L. POLLARD
Name:	Michael L. Pollard
By:	/s/ ROBERT L. THOMAS
Name:	Robert L. Thomas
By:	/s/ ROBERT L. PARKER
Name:	Robert L. Parker
By:	/s/ JORDAN R. SMITH
Name:	Jordan R. Smith
By:	/s/ TED GRAY, JR.
Name:	Ted Gray, Jr.
By:	/s/ DAVIS L. FORD
Name:	Davis L. Ford, Ph.D.
By:	/s/ T. MARK TISDALE
Name:	T. Mark Tisdale

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  Exhibit 24.1
POWER OF ATTORNEY
(Signature Page Follows)